Exhibit 3.2

Electronic Articles of Organization L09000071253 For Florida Limited Liability Company Article I The name of the Limited Liability Company is: HCMK CONSULTING, LLC   Article II FILED 8:00 AM July 24, 2009 Sec. Of State jbryan  The street address of the principal office of the Limited Liability Company is:  90 SW 3RD STREET  APT 502  MIAMI, FL. US  33130   The mailing address of the Limited Liability Company is:  90 SW 3RD STREET  APT 502  MIAMI, FL. US  33130   Article III  The purpose for which this Limited Liability Company is organized is:  ANY AND ALL LAWFUL BUSINESS.     Article IV  The name and Florida street address of the registered agent is:  CORPORATION SERVICE COMPANY  1201 HAYS STREET  TALLAHASSEE, FL.  32301   Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.   Registered Agent Signature:  CARINA L. DUNLAP

Article V L09000071253 The name and address of managing members/managers are: Title:  MGRM HOLLY C MACDONALD-KORTH 90 SW 3RD STREET, APT 502 MIAMI, FL.  33130 US Signature of member or an authorized representative of a member Signature: HOLLY C. MACDONALD-KORTH FILED 8:00 AM July 24, 2009 Sec. Of State jbryan